Exhibit 23.2

                                  CONSENT




  The Board of Directors
  First Cash Financial Services, Inc.

  We consent to the incorporation by reference of our legal opinion contained in the Registration Statement on Form S-3 dated January 22,
  1999, File No. 333-71077 and in the Registration Statement on Form S-8 dated March 5, 1999, File No. 333-73391.


  BREWER & PRITCHARD, P.C.
  Houston, Texas
  March 28, 2001